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                                                                EXHIBIT 23.0

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-32986 and 333-84515 of Pulaski Financial Corp. on Form S-8 of our report dated October 31, 2000 (December 11, 2000 as to Note 11) appearing in the Annual Report on Form 10-K of Pulaski Financial Corp. and subsidiaries for the year ended September 30, 2000.


\s\ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

St. Louis, Missouri
December 27, 2000